As filed with the Securities and Exchange Commission on March 31, 2010File No. ___-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED COMMUNITY BANKS, INC.
(Exact name of issuer as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-1807304 (I.R.S. Employer Identification Number)

United Community Banks, Inc.
63 Highway 515
Blairsville, Georgia 30512
(706) 781-2265
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Jimmy C. Tallent 63 Highway 515 Blairsville, Georgia 30512 (706) 781-2265 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James W. Stevens
Kilpatrick Stockton LLP
1100 Peachtree Street, Suite 2800
Atlanta, Georgia  30309-4530
(404) 815-6500

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (Registration No. 333-159958)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock Preferred Stock Debt Securities Warrants Total	(2) (2) (2) (2) $15,500,000 (3)(4)	(2) (2) (2) (2)	(2) (2) (2) (2) $15,500,000 (3)(4)	(2) (2) (2) (2) $1,105.15 (5)

(1)
An indeterminate aggregate principal amount or number of securities is being registered that may be offered or sold hereunder from time to time.  Common stock, preferred stock and debt securities may be issued upon the exercise of warrants and may be issued in exchange for or upon conversion of, as the case may be, the securities registered hereunder.  Securities being registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	Not specified as to each class of securities being registered pursuant to General Instruction II.D. to Form S-3 and Rule 457(o) under the Securities Act of 1933 (“Securities Act”).

(3)
Represents only the additional amount of securities being registered.  Does not include the securities with a proposed maximum aggregate offering price of $300,000,000 previously registered by the registrant on Registration Statement on Form S-3 (File No. 333-159958), as amended, which was declared effective by the Securities and Exchange Commission on September 22, 2009. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.   The maximum aggregate public offering price of the Common Stock, Preferred Stock, Debt Securities and Warrants registered hereby will not exceed $15,500,000.

(4)
In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the $77,500,000 of securities available for issuance under the Registration Statement on Form S-3 (File No. 333-159958), as amended, is hereby registered.

(5)
Calculated pursuant to Rule 457(o) under the Securities Act.  Exclusive of accrued interest, if any, on the debt securities.  Represents the registration fee only for the additional number of securities being registered.  The Registrant previously registered securities pursuant to a Registration Statement on Form S-3 (File No. 333-159958), as amended, for which a fee of $16,740 was paid.

This registration statement shall become effective upon filing with the Securities and Exchange
Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF PREVIOUS REGISTRATION STATEMENT BY REFERENCE

United Community Banks, Inc. (the “Company”) is filing this Registration Statement (“Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) as promulgated under the Securities Act of 1933 (the “Securities Act”). This Registration Statement relates to the registration of an aggregate amount of $300,000,000 of securities by the Company pursuant to a Registration Statement on Form S-3 (File No. 333-159958), as amended (the “Previous Registration Statement”), declared effective by the Commission on September 22, 2009.  This Registration Statement is being filed solely to register an additional aggregate amount of $15,500,000 of securities of the Company pursuant to Rule 462(b).  This amount is 20% of the remaining $77.5 million of securities available for issuance under the Previous Registration Statement.

Pursuant to Instruction IV.A to Form S-3, the Company hereby incorporates by reference into this Registration Statement the contents of the Previous Registration Statement, as amended, including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.  The Previous Registration Statement continues and remains effective as to those securities registered thereunder.  The required opinions and consents are listed on the exhibit index hereto and filed herewith.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

The exhibits included as part of this Registration Statement are as follows:

Exhibit Number	Description

5	Opinion of Kilpatrick Stockton LLP

8.1	Tax Opinion and related Consent of Kilpatrick Stockton LLP.*

23.1	Consent of Porter Keadle Moore, LLP

23.2	Consent of Kilpatrick Stockton LLP (included on Exhibit 5)

24	Power of Attorney (included on the Signature Page of the Registration Statement)

* To be filed, if necessary, by amendment or as an exhibit to a report filed under the Securities and Exchange Act of 1934 and incorporated by reference.

SIGNATURES OF REGISTRANT

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blairsville, State of Georgia, on March 31, 2010.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Jimmy C. Tallent
Jimmy C. Tallent
President and Chief Executive Officer

Know all men by these presents, that each person whose signature appears below constitutes and appoints Jimmy C. Tallent and Robert L. Head, Jr., or either of them, as attorney-in-fact, with each having the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 31, 2010.

/s/ Jimmy C. Tallent	President, Chief Executive Officer, and Director
Jimmy C. Tallent	(Principal Executive Officer)

/s/ Rex S. Schuette	Executive Vice President and Chief Financial Officer
Rex S. Schuette	(Principal Financial Officer)

/s/ Alan H. Kumler	Senior Vice President, Controller and Chief Accounting Officer
Alan H. Kumler	(Principal Accounting Officer)

/s/ Robert L. Head, Jr.	Chairman of the Board
Robert L. Head, Jr.

/s/ W.C. Nelson, Jr.	Vice Chairman of the Board
W.C. Nelson, Jr.

/s/ Robert H. Blalock	Director
Robert H. Blalock

/s/ Cathy Cox	Director
Cathy Cox

/s/ Hoyt O. Holloway	Director
Hoyt O. Holloway

[signatures continued on next page]

[signatures continued from previous page]

/s/ John D. Stephens	Director
John D. Stephens

/s/ Tim Wallis	Director
Tim Wallis

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-3

Exhibit Number	Description

5	Opinion of Kilpatrick Stockton LLP

23.1	Consent of Porter Keadle Moore, LLP

23.2	Consent of Kilpatrick Stockton LLP (included in Exhibit 5)

24	Power of Attorney (included on the Signature Page of the Registration Statement)